UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(Sate or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On March 16, 2018, Gregory R. Allen accepted a new position with First Federal Bank of the Midwest (the “Bank”), a wholly-owned subsidiary of First Defiance Financial Corp. (“First Defiance”). Mr. Allen will serve as the Bank’s Market Area Executive for Fort Wayne, Indiana instead of the Bank’s Executive Vice President, Community Banking President.

(e)       On March 20, 2018, First Defiance and the Bank (together, the “Company”) entered into a Change of Control and Non-Solicitation Agreement (the “COC Agreement”) with John R. Reisner, the Company’s Executive Vice President, Legal Counsel and Chief Risk Officer. The COC Agreement continues until December 31, 2019, unless sooner terminated for Just Cause, as defined in the COC Agreement, and renews automatically for additional one year periods unless the Company provides at least 30 days prior notice of its intent not to renew.

If Mr. Reisner’s employment is terminated by the Company at any time during the term of the COC Agreement for any reason other than Just Cause within six months before or one year after a Change of Control, as defined in the COC Agreement, or if Mr. Reisner voluntarily terminates his own employment with the Company within twelve months of a Change of Control due to a material change in his position, responsibilities, duties, status, reporting responsibilities or title, a material reduction in base salary or fringe benefits, a relocation outside the Defiance, Ohio, area, failure by the Company to have a successor assume the COC Agreement or failure by the Company to materially comply with the COC Agreement, then Mr. Reisner is entitled to: (i) payment of an amount equal to two times his current annual base salary and two times his five year average annual short term cash bonus and (ii) payment of his healthcare premiums for one year, unless he sooner becomes eligible to participate in another employer’s comparable health insurance plan. In the event of Mr. Reisner’s death, the COC Agreement will terminate automatically. The payments listed above are conditioned upon Mr. Reisner’s entering into a Release, which is attached to the COC Agreement as Exhibit A.

The above summary of the material terms of the COC Agreement is qualified in its entirety by reference to the text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Change of Control and Non-Solicitation Agreement with John R. Reisner

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Kevin T. Thompson
Kevin T. Thompson
Chief Financial Officer

Date: March 22, 2018

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